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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90333) pertaining to the Hourly 401(k) Savings and Investment Plan, of Pactiv Corporation of our report dated May 20, 2004, with respect to the financial statements and schedule of the Pactiv Hourly 401(k) Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Ernst & Young LLP
Chicago, Illinois
July 11th, 2005